UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, on June 23, 2016, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with FBR Capital Markets & Co. (“FBR”), pursuant to which the Company may issue and sell shares of its common stock, par value $0.001 per share (the “common stock”), from time to time through FBR, acting as its sales agent, under the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-211046), which became effective on June 8, 2016. The entry into the Sales Agreement was previously reported under Item 1.01 and Exhibit 1.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2013, which Item 1.01 and Exhibit 1.1 are incorporated herein by reference.

To date, the Company has sold 766,149 shares of common stock under the sales agreement for net proceeds of approximately $3.9 million pursuant to a prospectus supplement dated as of June 23, 2016.

The Company intends to file an additional prospectus supplement, dated August 30, 2016, with the SEC, pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $4.0 million through FBR. Any sales of shares of the common stock pursuant to the Sales Agreement will be made under the Registration Statement and the related prospectus supplement and the accompanying prospectus, as filed with SEC.

 The Company is not obligated to make any sales of common stock under the Sales Agreement, and no assurance can be given that the Company will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement will terminate upon the earlier of the sale of all common stock subject to the Sales Agreement or termination of the Sales Agreement by the Company or FBR, as permitted therein.

The Company is filing this Current Report on Form 8-K to provide a legal opinion of its counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the shares of common stock issuable under the Sales Agreement, which opinion is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
1.1	At Market Issuance Sales Agreement, dated June 23, 2016, between the Company and FBR Capital Markets & Co. (Filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K on June 23, 2016 (File No. 000-50626) and incorporated herein by reference).
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: August 30, 2016